Exhibit 10.24

LATTICE SEMICONDUCTOR CORPORATION

1996 STOCK INCENTIVE PLAN
(as amended August 1, 2000)

1.    Purpose. The purpose of this 1996 Stock Incentive Plan (the "Plan") is to enable Lattice Semiconductor Corporation (the "Company") to attract and retain experienced and able employees and to provide additional incentive to these employees to exert their best efforts for the Company and its stockholders.

2.    Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 12, the stock to be offered under the Plan shall consist of shares of the Company's Common Stock ("Stock"), and the number of shares of Stock that may be issued pursuant to this Plan shall not exceed, in the aggregate, 8,600,000 shares. Such shares may be authorized and unissued shares or may be treasury shares. If an option granted under the Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available under the Plan. If Stock sold or awarded as a bonus under the Plan is forfeited to the Company or repurchased by the Company at its original purchase price pursuant to applicable restrictions, the number of shares forfeited or repurchased shall again be available under the Plan; provided, however, that, Stock which has actually been issued under the Plan and is not subject to a repurchase right at its original purchase price shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan. Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as determined by the Board of Directors of the Company (the "Board of Directors").

3.    Effective Date and Duration of Plan.

(a)    Effective Date. The Plan shall become effective when adopted by the Board of Directors. Options may be granted and Stock may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

(b)    Duration. The Plan shall continue in effect until, in the aggregate, options and stock appreciation rights have been granted and exercised and Stock has been awarded as bonuses or sold and the restrictions on any such Stock have lapsed on all shares available for the Plan under paragraph 2 (subject to any adjustments under paragraph 12); provided, however, that unless sooner terminated by the Board of Directors, no incentive stock options shall be granted on or after the tenth anniversary of the effective date. The Board of Directors may suspend or terminate the Plan at any time except with respect to options and to Stock subject to restrictions then outstanding under the Plan. Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4.    Administration.

(a)    Composition of Administrator.

(i) Multiple Administrative Bodies. If permitted by Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Rule 16b-3") and the legal requirements relating to the administration of stock option plans under applicable securities laws, Delaware corporate law and the Internal Revenue Code of 1986, as amended (the "Code") ("Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to (A) members of the Board of Directors ("Directors") who are employees, (B) officers who are not Directors and (C) employees who are neither Directors nor officers.

(ii) Administration with Respect to Directors and Officers. With respect to grants, awards and sales to eligible participants who are officers or Directors of the Company, the Plan shall be administered by (A) the Board of Directors, if the Board of Directors may administer the Plan in compliance with Rule 16b‑3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan, or (B) a committee designated by the Board of Directors to administer the Plan, which committee shall be constituted (1) in such a manner as to permit the Plan to comply with Rule 16b‑3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan and (2) in such a manner as to satisfy the Applicable Laws.

(iii) Administration with respect to Grants, Awards and Sales intended to Qualify as Performance-Based Compensation. With respect to grants, awards and sales to eligible participants that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee designated by the Board of Directors, which committee shall consist of two or more members of the Board who are not employees of the Company and who otherwise qualify as "outside directors" within the meaning of Section 162(m) of the Code.

(iv) Administration with respect to Other Persons. With respect to grants, awards and sales to eligible participants who are neither Directors nor officers of the Company, the Plan shall be administered by (A) the Board of Directors or (B) a committee designated by the Board of Directors, which committee shall be constituted in such a manner as to satisfy the Applicable Laws.

(v) General. Once a committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of any committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a committee appointed under subsection (ii), to the extent permitted by Rule 16b‑3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan.

(b)    Powers of the Board of Directors or its Committee (the "Administrator"). Subject to the provisions of the Plan, and in the case of a committee, subject to the specific duties delegated by the Board of Directors to such committee, the Administrator shall have the authority, in its discretion:

(i) to determine the fair market value of the Stock;

(ii) to select the consultants and employees to whom grants, sales and awards may be made hereunder;

(iii) to determine whether and to what extent grants, sales and awards, or any combination thereof, are made hereunder;

(iv) to determine the number of shares of Stock to be covered by grants, sales and awards hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any grants, sales and awards hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when grants, sales and awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any grant, sale or award, or the shares of Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) to determine whether and under what circum-stances grants, sales and awards may be settled in cash instead of Stock or Stock instead of cash;

(x) subject to paragraph 14 of this Plan, to modify or amend grants, sales and awards, including the ability to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock bonus, stock purchase or option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect grants, sales and awards previously granted by the Administrator;

(xii) to determine the terms and restrictions applicable to grants, sales and awards and any restricted Stock; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all optionees and any other holders of grants, sales and awards.

(d)    No Option Repricing Without Stockholder Approval. In no event shall the Administrator have the right, without stockholder approval, to (i) lower the price of an option granted under the Plan after it is granted, except in connection with adjustments provided in Sections 12 and 13; (ii) take any other action with respect to an option granted under the Plan that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an option granted under the Plan at a time when its strike price exceeds the fair market value of the underlying shares of Stock, in exchange for another option, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

5.    Grants, Awards and Sales.

(a)    Type of Security. The Administrator may, from time to time, separately or in combination: (i) grant Incentive Stock Options, as defined in Section 422 of the Code and as provided in paragraph 5(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraph 5(c); (iii) grant stock appreciation rights or cash bonus rights as provided in para-graphs 10 and 11; (iv) award bonuses of Stock as provided in paragraph 5(d); and (v) sell Stock subject to restrictions as provided in paragraph 5(e). The Administrator shall select the employees to whom awards shall be made. The Administrator shall specify the action taken with respect to each person granted, awarded or sold any option or Stock under the Plan and shall specifically designate each option granted under the Plan as an Incentive Stock Option or Non-Statutory Stock Option.

(b)    Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

(i) To the extent that the aggregate fair market value of (a) the Stock with respect to which options designated as Incentive Stock Options plus (b) the shares of stock of the Company, any parent and subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under all plans of the Company and any parent and subsidiary exceeds $100,000, such options shall be treated as Non-Statutory Stock Options. For purposes of the preceding sentence, (a) Incentive Stock Options shall be taken into account in the order in which they were granted, and (b) the fair market value of the Stock shall be determined as of the time the Incentive Stock Option is granted.

(ii) An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Stock subject to the option on the date it is granted, as described in paragraph 5(b)(v), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

(iii) Incentive Stock Options may be granted under the Plan only to employees of the Company or any parent or sub-sidiary of the Company, including employees who are directors. Except as provided in paragraph 8, no Incentive Stock Option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by the Company or any parent or subsidiary of the Company and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Administrator shall not, however, be deemed an interruption of employment for this purpose.

(iv) Subject to paragraphs 5(b)(ii) and 5(b)(iii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Administrator, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

(v) The option price per share shall be determined by the Administrator at the time of grant. Except as provided in paragraph 5(b)(ii), the option price shall not be less than 100 percent of the fair market value of the shares covered by the Incentive Stock Option at the date the option is granted. The fair market value of shares covered by an Incentive Stock Option shall be determined by the Administrator.

(c)    Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions:

(i) Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Administrator, except that no Non-Statutory Stock Option shall be exercisable after the expiration of 10 years plus 7 days from the date it is granted.

(ii) The option price per share shall be determined by the Administrator at the time of grant. The option price may be more or less than or equal to the fair market value of the shares covered by the Non-Statutory Stock Option on the date the option is granted, and the option price may fluctuate based on criteria determined by the Administrator, provided that in no event and at no time shall the option price be less than 50 percent of the fair market value of the shares on the date of grant. The fair market value of shares covered by a Non-Statutory Stock Option shall be determined by the Administrator.

(d)    Stock Bonus. Stock awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Stock is awarded as a bonus. The Administrator may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any money consideration except as provided in this para-graph. The agreement may contain such terms, conditions, representations and warranties as the Administrator may require. The certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

(e)    Restricted Stock. The Administrator may issue shares of Stock under the Plan for such consideration (including promissory notes and services) as determined by the Administrator and with such restrictions concerning transferability, repurchase by the Company or forfeiture as determined by the Administrator, provided that in no event shall the consideration be less than 50 percent of fair market value at the time of issuance, nor shall any of the shares issued hereunder be or become freely transferable or not subject to such restrictions within six months of the date such shares are issued. All shares of Stock issued pursuant to this paragraph 5(e) shall be subject to a Purchase Agreement, which shall be executed by the Company and the prospective recipient of the Stock prior to the delivery of certificates representing such shares to the recipient. The Purchase Agreement shall contain such terms and conditions and representations and warranties as the Administrator shall require. The certificates representing such Stock shall bear such legends as determined by the Administrator.

6.    Exercise of Options. Except as provided in paragraphs 8 and 11, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Administrator, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Administrator, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

7.    Nontransferability.

(a)    Options and Awards. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian, legal representative or permitted transferees. Except as specified below, no Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. At the sole discretion of the Board or its appointee, and subject to such terms and conditions as the Board or its appointee deems advisable, the Board or its appointee may allow, by means of a writing to the Optionee, for all or part of a vested Nonstatutory Stock Option to be assigned or transferred, including by means of sale, during an Optionee's lifetime to a member of the Optionee's immediate family or to a trust, LLC or partnership for the benefit of any one or more members of such Optionee's immediate family. "Immediate family" as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Optionee. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 7(a), and there shall be no further assignation or transfer of the Option. The terms of Options granted hereunder shall be binding upon the tranferees, purchasers, executors, administrators, heirs, successors and assigns of the Optionee.

(b)    Stock. Stock issued upon exercise of an option or awarded as a bonus or sold under the Plan may have, in addition to restrictions on transfer imposed by law, any restrictions on transfer determined by the Administrator at the time the grant, sale or award is made.

8.    Termination of Employment or Death.

(a)    If an optionee's employment by the Company or by any parent or subsidiary of the Company is terminated by retirement or for any reason, voluntarily or involuntarily, with or without cause, other than in the circumstances specified in paragraph 8(b) below, any option held by such optionee may be exercised at any time prior to its expiration date or the date specified by the Administrator in the optionee's option grant, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of such termination. Subject to such terms and conditions as the Administrator may determine, the Administrator may extend the exercise period any length of time not later than the expiration date of the option and may increase the portion of the option that may be exercised on termination, provided that any extension of the exercise period of an Incentive Stock Option shall be subject to a written acknowledgment by the optionee that the extension disqualifies the option as an Incentive Stock Option.

(b)    If an optionee's employment by the Company or by any parent or subsidiary of the Company is terminated because of death or physical disability (within the meaning of Section 22(e)(3) of the Code), the option, including portions not yet exercisable, may be exercised prior to the earlier of the expiration of 12 months from the date of death or the expiration of the option. If an optionee's employment is terminated by death, any option held by the optionee shall be exercisable only by the person or persons to whom such optionee's rights under such option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death. Subject to such terms and conditions as the Administrator may determine, the Administrator may extend the exercise period any length of time not later than the expiration date of the option, provided that any extension of the exercise period of an Incentive Stock Option shall be subject to a written acknowledgment by the optionee or the optionee's personal representative that the extension disqualifies the option as an Incentive Stock Option.

(c)    To the extent an option held by any deceased optionee or by any optionee whose employment is terminated is not exercised within the limited periods provided above, all further rights to purchase shares pursuant to such option and all other related rights shall terminate at the end of such periods.

9.    Purchase of Shares Pursuant to Option. Shares may be purchased or acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, which shall not be more than 30 days after receipt of the notice, and unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including cash that may be the proceeds of a loan from the Company), in whole or in part in shares of Stock of the Company previously acquired and, if acquired directly or indirectly from the Company, held for at least six months by the optionee, unless the Administrator consents to accepting Stock held for a lesser period of time. Any shares surrendered on payment for the exercise of options shall be valued at fair market value at the time of surrender as determined by the Administrator. No shares shall be issued until full payment therefor has been made. With the consent of the Administrator an optionee may request the Company to automatically apply the shares received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the exercise price for addi-tional portions of the option. With the consent of the Administrator the Company may allow the exercise price to be satisfied by delivery of a such documentation as the Administrator and any broker approved by the Company, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

10.    Stock Appreciation Rights.

(a)    Grant. Stock appreciation rights may be granted under the Plan by the Administrator, subject to such rules, terms and conditions as the Administrator prescribes.

(b)    Exercise.

(i) A stock appreciation right shall be exercisable only at the time or times established by the Administrator. If a stock appreciation right is granted in connection with an option, then it shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates must be surrendered. Stock appreciation rights granted independent of options shall expire not later than 10 years plus 7 days from the date of grant.

(ii) The Administrator may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted before adoption or amendment or such rules and regulations as well as stock appreciation rights granted thereafter.

(iii) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Stock valued at its fair market value, in cash, or partly in Stock and partly in cash, as determined by the Administrator.

(iv) The fair market value of the Stock shall be determined for this purpose by the Administrator.

(v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Administrator, the number of shares may be rounded downward to the next whole share.

(vi) Cash payments of stock appreciation rights as well as Common Stock issued upon exercise of stock appreciation rights shall be applied against the maximum number of shares of Common Stock that may be issued pursuant to the Plan. The number of shares to be applied against such maximum number of shares in such circumstances shall be the number of shares subject to options surrendered upon exercise of a stock appreciation right or for stock appreciation rights not granted in connection with an option, shares equal to the amount of the cash payment divided by the fair market value of a share of Common Stock on the date the stock appreciation right is granted.

11.    Cash Bonus Rights.

(a)    Grant. The Administrator may grant bonus rights under the Plan in connection with (i) an option granted or previously granted, (ii) Stock awarded, or previously awarded, as a bonus and (iii) Stock sold or previously sold under the Plan. Bonus rights will be subject to rules, terms and conditions as the Administrator may prescribe.

(b)    Bonus Rights in Connection with Options. A bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part, or at such other time as determined by the Administrator as the bonus right is granted. If an optionee purchases shares and does not exercise a related stock appreciation right, then the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for shares by the applicable bonus percentage. If the optionee is exercising a related stock appreciation right in connection with the termination of an option, then the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. For the purposes of this paragraph, the fair market value of shares shall be determined by the Administrator. The bonus percentage applicable to a bonus right shall be determined from time to time by the Administrator but shall in no event exceed 40 percent of the amount by which the fair market value of the Stock received on exercise of the related option at the time of exercise exceeds the option price of such option.

(c)    Bonus Rights in Connection with Stock Bonus. A bonus right granted in connection with Stock awarded as a bonus will entitle the person awarded such Stock to a cash bonus at the time the Stock is awarded, at such time as restrictions, if any, to which the Stock is subject lapse, or at such other time as determined by the Administrator as the bonus right is granted. If Stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder the bonus right granted in con-nection with such Stock shall terminate and may not be exercised. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Administrator.

(d)    Bonus Rights in Connection with Stock Purchase. The bonus right granted in connection with Stock purchased hereunder (excluding Stock purchased pursuant to an option) shall terminate and may not be exercised in the event the Stock is repurchased by the Company or forfeited by the holder pursuant to restrictions applicable to the Stock. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Administrator.

12.    Changes in Capital Structure. If the outstanding shares of Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Administrator in the number and kind of shares for which grants, sales and awards may be made under the Plan. In addition, the Administrator shall make appropriate adjustment in the number and kind of shares as to which outstanding grants, sales and awards, or portions thereof then unexercised, shall be exercisable. Adjustments in outstanding options shall be made without change in the total price applicable to the unexercised portion of any option and with a corresponding adjustment in the option price per share and shall neither (i) make the ratio, immediately after the event, of the option price per share to the fair market value per share more favorable to the optionee than that ratio immediately before the event, nor (ii) make the aggregate spread, immediately after the event, between the fair market value of shares as to which the option is exercisable and the option price of such shares more favorable to the optionee than that aggregate spread immediately before the event. The Administrator may also require that any securities issued in respect of or exchanged for Stock issued hereunder that is subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Administrator shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the

Administrator. Any such adjustment made by the Administrator shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for options as provided above in this paragraph 12, the Administrator may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability.

13.    Corporate Mergers, Acquisitions, etc. The Administrator may also grant options and stock appreciation rights, award Stock bonuses and issue Stock subject to restrictions having terms, conditions and provisions that vary from those specified in this Plan provided that any options and stock appreciation rights granted, any stock bonuses awarded and any restricted stock issued pursuant to this section are granted in substitution for or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

14.    Amendment of Plan. The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 8, 10 and 12, however no change in an option already granted or modification of restrictions on Stock already issued shall be made without the written consent of the holder of such option or Stock. Furthermore, unless the Company obtains stockholder approval in such a manner and degree as required by applicable law, no amendment or change shall be made in the Plan that increases the total number of shares that may be awarded or purchased under the Plan or that otherwise requires stockholder approval under applicable law.

15.    Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection any grant, sale or award hereunder, or the listing of such shares of said exchange. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Common Stock under the Plan if the Company is advised by its legal counsel that such issuance or delivery would violate applicable state or federal securities laws.

16.    Employment Rights. Nothing in the Plan, nor any grant, award or sale hereunder, shall confer upon (i) any employee any right to be continued in the employment of the Company or any parent or subsidiary of the Company, or shall interfere in any way with the right of the Company or any parent or subsidiary of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation, or (ii) any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

17.    Rights as a Stockholder. The holder of an option, the recipient of Stock awarded as a bonus or the purchaser of Stock shall have no rights as a stockholder with respect to any shares covered by any grant, sale or award until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

18.    Stock Withholding to Satisfy Withholding Tax Obligations.

(a)    Ability to Use Stock to Satisfy Withholding. The Company may require any recipient of a grant, sale or award under the Plan to pay to the Company amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. At the discretion of the Administrator, optionees and award recipients may satisfy withholding obligations as provided in this Section 18. When an optionee or award recipient incurs tax liability in connection with a grant, sale or award, which tax liability is subject to tax withholding under applicable tax laws (including federal, state and local laws), the optionee may satisfy the withholding tax obligation (up to an amount calculated by applying such optionee's maximum marginal tax rate) by electing to have the Company withhold from the Stock to be issued in connection with a grant, sale or award that number of shares, or by delivering to the Company that number of previously owned shares (which, in the case of Stock acquired directly or indirectly from the Company, has been held for at least six months), having a fair market value equal to the amount required to be withheld. The fair market value of the shares to be withheld or delivered, as the case may be, shall be determined on the date that the amount of tax to be withheld is determined (the "Tax Date").

(b)    Election to Have Stock Withheld. All elections by an optionee to have Stock withheld or to deliver previously owned Shares pursuant to this Section 18 shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(i) the election must be made on or prior to the applicable Tax Date;

(ii) all elections shall be subject to the consent or disapproval of the Administrator; and

(iii) if the optionee is subject to liability under Section 16 of the Exchange Act, the election must comply with the applicable provisions of Rule 16b‑3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(c)    Section 83(b) Elections. In the event that (i) an election to have Shares withheld is made by an optionee, (ii) no election is filed under Section 83(b) of the Code by such optionee and (iii) the Tax Date is deferred under Section 83 of the Code, the optionee shall receive the full number of shares subject to the grant, sale or award, as the case may be, but such optionee shall be unconditionally obligated to tender back to the Company the proper number of shares on the Tax Date.

19.    Rule 16b-3. Grants, sales and awards to Insiders must comply with the applicable provisions of Rule 16b‑3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

20.    Performance-Based Compensation.

(a)    Options and Stock Appreciation Rights. The following limitations shall apply to grants of options and stock appreciation rights to employees of the Company.

(i) No employee shall be granted, in any fiscal year of the Company, options or stock appreciation rights to purchase, in the aggregate, more than 1,000,000 shares of Stock.

(ii) In connection with his or her initial employment, an employee may be granted options and stock appreciation rights to purchase, in the aggregate, up to an additional 1,000,000 shares of Stock which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

(iv)     If an option or stock appreciation right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

(b)    Other Grants, Awards and Sales. The Administrator shall have the discretion to set Performance Goals (as defined below) which, depending on the extent to which they are met during the Performance Period (as defined below), shall determine the number or value of grants, awards or sales (excluding options) that shall be made to Covered Employees (as defined below). The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the awards or sales to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. Each grant, sale or award pursuant to this Section 20(b) shall be evidenced by an agreement that shall specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. To the extent necessary to qualify grants, awards or sales as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Administrator shall certify in writing that the Performance Goals applicable to such grant, sale or award for the relevant Performance Period have been satisfied. Notwithstanding anything to the contrary contained herein, the maximum value of all grants, awards or sales pursuant to this Section 20(b) that an individual may receive for a fiscal year is 2.5% of operating profit for such fiscal year.

(c)    Definitions. As used herein, the following definitions shall apply:

(i) "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

(ii) "Performance Goal" means the goal or goals determined by the Administrator, in its discretion, to be applicable with respect to a grant, sale or award intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code pursuant to this Section 20(b). As determined by the Administrator, the Performance Goal(s) applicable to a grant, sale or award shall provide for a targeted level or levels of achievement based upon any or all of the following for the Performance Period: corporate profitability; growth in sales; growth in income; share price appreciation; and return on investment. The Performance Goal(s) may differ from employee to employee and from grant, sale or award to grant, sale or award.

(iii) "Performance Period" means the period of time during which the Performance Goals must be met.

21.    Minimum Vesting/Restriction Periods for Executive Officers. Each grant of stock options or stock appreciation rights, award of bonus Stock or sale of Stock made under the Plan to an employee who is an executive officer as defined in Rule 3b-7 of the Exchange Act that will vest or cease to be subject to a repurchase or forfeiture restriction based solely on such employee's continuous service to the Company or any parent or subsidiary of the Company shall be subject to a minimum vesting condition or repurchase or forfeiture restriction, as applicable, that will lapse no more rapidly than ratably over a four-year period after the Grant Date. The Administrator may waive the applicable vesting condition or repurchase or forfeiture restrictions during the applicable restriction period only in connection with a merger or similar corporate transaction contemplated by Section 12 of the Plan or in the event of such employee's termination of employment with the Company or any parent or subsidiary of the Company without cause or by reason of such employee's death, disability or retirement.